                                                                     EXHIBIT 2.1


                            ARTICLES OF INCORPORATION

                                       OF

                               AMERICAN AURUM INC.



         We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of the corporation under the provisions of the Nevada Business Corporation Act (hereinafter called the "Act"), do hereby adopt the following Articles of Incorporation for such Corporation.

                                    ARTICLE I

         Name. The name of the corporation (hereinafter called the "Corporation") is AMERICAN AURUM INC.

                                   ARTICLE II

         Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III

         Purpose and Powers. The purpose for which this Corporation is organized is to invest in all forms of investment, including real and personal property, stocks and bonds, including, but not limited to, the acquisition of a business opportunity in any industry including industries such as manufacturing, finance, service, natural resources, high technology, product development, medical, communications or any other industry, and to engage in all other lawful business.
                                   ARTICLE IV

         Capitalization. The Corporation shall have the authority to issue One Hundred Million (50,000,000) shares of stock each having a par value of one-tenth of one cent ($.001). All stock of the Corporation shall have the same rights and preferences. Fully paid stock of this

Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Directors.

                                    ARTICLE V

         Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

         Initial Registered Office and Initial Registered Agent. The address of the initial corporate office of the Corporation is 3046 Brighton Place, Salt Lake City, Utah 84121, and the initial registered Agent is Carousel Capital, a Nevada Corporation, c/o John Muige, Esq.; 1st Interstate Bank Building, 302 East Carson Avenue, Las Vegas, Nevada 89101.

                                   ARTICLE VII

         Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the names and post office addresses of the persons who shall serve as Directors until their successors are elected and qualified are:

         Brent Conradson                    1825 East Lewis Street #212
                                            Las Vegas, Nevada  84101

         Mark L. Meriwether                 3046 East Brighton Place
                                            Salt Lake City, Utah  84121

         Layne T. Meriwether                3046 East Brighton Place
                                            Salt Lake City, Utah  84121

                                  ARTICLE VIII

         Incorporators. The name and post office address of each incorporator is:

         Mark L. Meriwether                 3046 East Brighton Place
                                            Salt Lake City, Utah  84121

         Layne T. Meriwether                3046 East Brighton Place
                                            Salt Lake City, Utah  84121

                                   ARTICLE IX

         Preemptive Rights. There shall be no preemptive rights to acquire unissued and/or treasury shares of stock of the Corporation.

                                   ARTICLE X

         Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or her shares in person or by proxy, executed in writing by such stockholders, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote, in person or by proxy, the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the Shareholder shall have no right to accumulate his or its votes with regard to such election.
         Carousel Capital, a Nevada corporation, located c/o John Muige, Esq., 1st Interstate Bank Building, 302 East Carson Ave., Las Vegas, Nevada 89101 hereby accepts the appointment as Registered Agent for AMERICAN AURUM INC.

                                              /s/ Mark Meriwether
                                              ----------------------------------
                                              Registered Agent

STATE OF UTAH     )
                  ) SS
COUNTY OF SC      )

         On the 6 day of May, 1995, personally appeared before me, Mark L. Meriwether, who being by me first duly sworn, severally declared that he is the authorized agent for Carousel Capital, who, acting on their behalf, has signed the foregoing document as the Registered Agent.

         IN WITNESS WHERE, I have hereunto set my hand and seal this 6 day of May, 1995.

                                           /s/ Nicky Davis
                                           -------------------------------------
                                           NOTARY PUBLIC: Nicky Davis
                                           Residing at:
                                                       -------------------------

My Commission Expires:
12/31/96



STATE OF UTAH     )
                  ) SS
COUNTY OF SC      )

         On the 6 day of May, 1995, personally appeared before me, Mark L Meriwether and Layne T. Meriwether who acknowledged to me that they are the persons who signed the foregoing Articles of Incorporation as incorporators and that they have read the foregoing Articles of Incorporation and know the content thereof, and that the same is true of their knowledge as to those matters upon which they operate on information and belief, and as to those matters believe them to be true.

                                            /s/ Mark L. Meriwether
                                            ------------------------------------
                                            Mark L. Meriwether


                                            /s/ Layne T. Meriwether
                                            ------------------------------------
                                            Layne T. Meriwether

         SUBSCRIBED AND SWORN to before me this 6 day of May, 1995.


                                           /s/ Nicky Davis
                                           -------------------------------------
                                           NOTARY PUBLIC: Nicky Davis
                                           Residing at:
                                                       -------------------------


My Commission Expires:
12/31/96

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                               AMERICAN AURUM INC.



         Mark L Meriwether and Layne T. Meriwether certify that:

         1. They are the President and the Secretary/Treasurer respectively of American Aurum Inc., a Nevada corporation.

         2. Article IV of the Articles of Incorporation is amended to read:

                                   ARTICLE IV

                  Capitalization. The corporation shall have the authority to issue 50,000,000 (fifty million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Directors, for good and valuable consideration.
                  Upon the amendment of the Article, each issued and outstanding share of common stock is split into one-five hundredth of one share (0.002 share) of common stock.

         3. The amendments herein set forth have been duly approved by the required vote, of shareholders in accordance with 78.320(2) of the Nevada Domestic and Foreign Corporation Laws. The corporation has only one class of voting shares and the number of outstanding shares at the time the amendment was approved was 41,450610. The number of shares voting in favor of the amendment was 21,000,000 which equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

         Dated this 4th day of May, 1995.


                                              /s/ Layne T. Meriwether
                                              ----------------------------------
                                              Layne T. Meriwether/Sec/Treasurer


                                              /s/ Mark Meriwether
                                              ----------------------------------
                                              Mark Meriwether/President


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


            CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION
                                       OF
                               AMERICAN AURUM INC.



         Mark L. Meriwether and Layne T. Meriwether hereby certify that:

         1. They are the President and Secretary, respectively, of American Aurum, Inc., a Nevada Corporation (the "Corporation").

         2. Article II of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                  "The name of the Corporation is AWG, Ltd."

         3. The amendment herein set forth have been duly approved by the required vote of the shareholders of the Corporation in accordance with section
78.390 of the Nevada Revised Statutes. At the time of the adoption of this amendment the Corporation had 3,083,738 shares of its common stock issued and outstanding and entitled to vote thereupon. The number of shares voting in favor of the amendment at a meeting of the shareholders held on December 13, 1995 was 2,042,000 which equaled or exceeded the 50% vote required.

Dated this 15th day of December, 1995.


/s/ Mark Meriwether
------------------------------------
Mark Meriwether, President


/s/ Layne T. Meriwether
------------------------------------
Layne T. Meriwether, Secretary


State of Utah
                           ss.
County of Salt Lake

Acknowledged before me this 15th day of December, 1995, by Mark L. Meriwether, President, and Layne T. Meriwether, Secretary, who executed the foregoing document on behalf of the American Aurum, Inc. corporation in their respective capacities as president and secretary.

/s/ Elaine MacFarlane
------------------------------------
Notary Public
My Commission Expires:

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                             (After Issuance of Stock)      File by:

                                    AWG, Ltd.
                               Name of Corporation

We the undersigned Mack H. Jennings and John P. Caponigro of     AWG, Ltd.
                   ----------------     -----------------    -------------------
                      President             Secretary        Name of Corporation

do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 13th day of January, 1998, adopted a resolution to amend the original articles as follows:

1.       Article IV is hereby amended to read as follows:

         See Rider A attached hereto.

2.       Article XI is hereby added to read as follows:

         See Rider B attached hereto.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,157,337, that the said change(s) and amendment have been consented to and approve by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/ Mack H. Jennings
                                              ----------------------------------
                                              Mack H. Jennings, President


                                              /s/ John P. Caponigro
                                              ----------------------------------
                                              John P. Caponigro, Secretary

State of Michigan )
                  ) SS.
County of Oakland )

         On February 2, 1998, personally appeared before me, a Notary Public, Mack H. Jennings and John P. Caponigro, who acknowledged that they executed the above instrument.

                                       /s/ Carol Ann Voss
                                       -----------------------------------------
                                       Carol Ann Voss, Notary Public, Oakland
                                       County, Michigan,
                                       My Commission Expires 08-01-2000

                     RIDER A TO CERTIFICATE OF AMENDMENT TO
                     ARTICLES OF INCORPORATION OF AWG, LTD.

                                   ARTICLE IV

The Corporation shall have the authority to issue the following classes of stock:

1. COMMON STOCK. The Corporation shall have the authority to issue fifty million (50,000,000) shares of Common Stock each having a par value of one-tenth of one cent ($0.001). The Common Stock shall not liable for further call or assessment. The authorized shares of Common Stock shall be issued at the discretion of the Directors, for good and valuable consideration.

2. SERIES A 6% PREFERRED STOCK. The Corporation shall have the authority to issue one million six hundred thousand (1,600,000) shares of Series A 6% Preferred Stock each having a par value of one-tenth of one cent ($0.001). A statement of all or, any of the relative rights, preferences and limitations of the shares of the Series A 6% Preferred Stock is as follows:

         A. Dividends. The holders of the Series A 6% Preferred Stock are entitled to and shall receive Dividends as follows:

                  Cumulative, annual dividends at the rate of six percent (6%) per annum, payable on or before January 30 of each year that any Series A 6% Preferred Stock shall be outstanding. The Corporation will pay Dividends to the person who is the holder of record on the preceding December 31. Dividends shall begin to accrue on the date a written subscription for shares of Series A 6% Preferred Stock is accepted by the Corporation. The Dividend shall be payable in additional shares of Series A 6% Preferred Stock only.

         B.       Redemption.

         (1) The Corporation may, at any time and at the option of the Board of Directors, and subject to the approval of the holders of a majority of the issued and outstanding shares of Series A 6% Preferred Stock redeem all or part of the outstanding shares of the Series A 6% Preferred Stock for such consideration as the Company and the holders of Series A 6% Preferred Stock may agree (the "Redemption Price"). The Corporation shall give written notice by mail, postage prepaid, to the holders of the Series A 6% Preferred
                  Stock to be redeemed at least sixty (60) days prior to the date specified for redemption (the "Redemption Date"). Such notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the proposed Redemption Date, the Redemption Price and the number of shares of Series A 6% Preferred Stock of such holder proposed to be redeemed and the date, time and place of a meeting of the holders of the Series A 6% Preferred


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
                  Stock for purposes of approving such redemption, which date shall be no less than twenty (20) days following the mailing of the notice. On or after the Redemption Date, if such redemption is approved by the holders of the Series A 6% Preferred Stock in the manner specified herein, each holder of shares of Series A 6% Preferred Stock called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding shares of Series A 6% Preferred Stock are to be redeemed, then the Corporation shall redeem a pro rata portion from each holder of Series A 6% Preferred Stock according to the respective number of shares of Series A 6% Preferred Stock held by such holder.

         (2) From and after the Redemption Date (unless default shall be made by the Corporation in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue) the holders of the shares of the Series A 6% Preferred Stock called for redemption shall cease to have any rights as stockholders of the Corporation except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Series A 6% Preferred Stock, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever. Any money deposited for the redemption of shares of Series A 6% Preferred Stock thereafter converted shall be returned to the Corporation upon such conversion. Any money so deposited which is unclaimed by a holder of Series A 6% Preferred Stock for two (2) years after the Redemption Date thereof shall be returned to this Corporation.

         (3) There shall be no redemption of any shares of Series A 6% Preferred Stock of the Corporation where such action would be in violation of applicable law.

         C.       Liquidation.

         (1) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of the Series A 6% Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Company's Common Stock an amount equal to ten dollars ($10.00) per share, plus all accumulated but unpaid dividends thereon to the date fixed for distribution. After setting apart or paying in full the preferential amounts due the holders of the Series A 6% Preferred Stock, the remaining assets of the Company available for distribution to stockholders, if any, shall be distributed exclusively to the holders of Common Stock, each such issued and outstanding share of Common Stock entitling the holder thereof to receive an equal proportion of said remaining assets. If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of the

                  Series A 6% Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the Series A 6% Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         (2) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall within ten (10) days after the date the Board of Directors approves such action, or within twenty (20) days prior to any shareholder's meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series A 6% Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the holders of shares of Series A 6% Preferred Stock upon consummation of the proposed action, and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly given written notice to each holder of shares of Series A 6% Preferred Stock of such material change.

                  The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later.

         (3) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Series A 6% Preferred Stock and the holders of shares of Common Stock (it being understood that with respect to the valuation of securities, the Corporation shall engage such appraiser as shall be approved by the holders of a majority of shares of the Corporation's outstanding Series A 6% Preferred Stock). The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A 6% Preferred Stock of the appraiser's valuation.

         D. Voting. Except as otherwise expressly provided herein or in the Nevada Revised Statutes, the holders of the Series A 6% Preferred Stock shall have no voting powers and no holder thereof shall be entitled to receive notice of any meeting of the shareholders.

         E. Seniority. The dividend and liquidation rights of the Series A 6% Preferred Stock shall be senior and superior to those of the Common Stock: Unless and until all accumulated but unpaid dividends on the Series A 6% Preferred Stock shall be paid in full, (a) no cash or stock dividends, or other distributions of any kind, may be paid or declared or set aside for payment upon the Common Stock, and (b) the



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

                  Company may not redeem, purchase, or otherwise acquire any shares of Common Stock, for any consideration whatsoever.

4. ADDITIONAL PREFERRED STOCK. The Corporation shall have the authority to issue ten million (10,000,000) shares of Additional Preferred Stock each having a par value of one-tenth of one cent ($0.001). The Directors shall have the power to designate the Additional Preferred Stock as being of one or more series, to issue any such series, to fix the terms, preferences, voting powers, restrictions and qualifications of any such series, and, without limiting the generality of the foregoing, to fix, as to each series: (a) the designation of the series and the number of the shares to constitute the series, which number of shares may, from time to time, be increased (except as otherwise provided by resolution of the Board of Directors providing for the issue of the series) or decreased (to a number not less than the number of shares then outstanding) by resolution of the Board of Directors; (b) the dividend rate of the series, the conditions and dates upon which the dividends shall be payable, the relation which the dividend shall bear to the dividends payable on any other class or on any other series of any class of shares, and whether the dividend shall be cumulative or non-cumulative; (c) whether the shares of the series shall be redeemable by the Company and, if subject to redemption, the times, prices and other terms and conditions of the redemption and whether shares which have been redeemed may be reissued or must be canceled; (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series; (e) whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or any other series of any other class of shares of the Company, and, if provision is made for conversion or exchange, the times, prices, rates of exchange, adjustment and other terms and conditions of the conversion or exchange; (f) the extent of the voting powers, if any, including shares entitled to more than one vote per share, of the shares of the series; (g) whether, and if so the extent to which, shares of the series may participate with the Common Shares or with any other series in any other dividends in excess of the preferential dividend fixed for shares of the series;
(h) the rights of the holders of shares of the series upon the dissolution of, or upon the distribution of the assets of, the Company, and whether, and if so the extent to which, shares of a series may participate with the Common Shares or with any other series in any dissolution of, or upon the distribution of the assets of, the Company, in excess of the preferential amount fixed per shares of a series; and (i) any other preferences and any relative optional or other special rights, and any qualifications, limitations or restrictions of the preferences or rights of shares of the series.

                     RIDER B TO CERTIFICATE OF AMENDMENT TO
                     ARTICLES OF INCORPORATION OF AWG, LTD.

                                   ARTICLE XI

         No director or officer of the Company shall be personally liable to the Company or its Shareholders for damages for breach of fiduciary duty as a director or officer; provided, however, that nothing in this Article XI shall be construed to eliminate or limit the personal liability of a director or officer of the corporation for:

         A. Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; and/or

         B. The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

         Any repeal or modification of this Article XI by the Shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation pursuant to this Article XI existing at the time of, or for or with respect to, any acts or omissions occurring before the effective date of such repeal or modification.




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